Equinix Reports Fourth Quarter And Full Year 2016 Results

Interconnection and Data Center Leader Delivers 56th Consecutive Quarter of Revenue Growth; 2016 Annual Revenues Increase 33% Year-over-Year to $3.6 Billion

REDWOOD CITY, Calif., Feb. 15, 2017 /PRNewswire/ --

  Record quarterly bookings with particular strength in the enterprise vertical
  Added seven Fortune 500 customers and 11 Forbes Global 2000 customers
  Customer deployments across multiple metros represent 82% of total recurring revenue, demonstrating the strength of Equinix's global platform
  Company announces $175 million in new expansions in Amsterdam, Chicago, Dubai, Rio de Janeiro and Toronto

Equinix, Inc. (Nasdaq: EQIX), the global interconnection and data center company, today reported quarterly and annual results for the quarter and the year ended December 31, 2016. Equinix uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measures after the presentation of our GAAP financial statements.

2016 Results Summary

  Revenues from continuing operations
    $3,612 million, a 33% increase over the previous year; an organic and constant currency growth rate of greater than 14%
    Includes $400 million of revenues from Telecity
    Includes $149 million of revenues from Bit-isle
  Operating Income
    $619 million, a 9% increase over the previous year
  Adjusted EBITDA
    $1,657 million, a 46% adjusted EBITDA margin
    Includes $187 million of adjusted EBITDA from Telecity
    Includes $50 million of adjusted EBITDA from Bit-isle
    Includes $58 million of integration costs for acquisitions
  Net Income from Continuing Operations
    $114 million
  AFFO
    $1,078 million, a 30% increase from the previous year
    Assumes $58 million of integration costs for acquisitions

2017 Annual Guidance Summary

  Revenues from continuing operations
    >$3,933 million, a 9% increase over the previous year; a normalized and constant currency growth rate of greater than 11%
  Adjusted EBITDA
    >$1,842 million or a 47% adjusted EBITDA margin
    Assumes $30 million of integration costs for acquisitions
  AFFO
    >$1,249 million, a 16% increase over the previous year
    Assumes $30 million of integration costs for acquisitions

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant.

Quote

Steve Smith, President and CEO, Equinix:

"2016 was a pivotal year for Equinix. We continued to capture the shift to the cloud, expand our global reach and scale, grow interconnection, and deliver record bookings and increasing shareholder returns. We are operating at the intersection of some of the greatest technology trends in our lifetime, and the digital transformation driven by cloud services is shifting compute, storage and networking to the edge, which plays into our dense ecosystems and global scale. We look forward to a busy 2017 as we integrate our acquisitions, grow our global platform, enhance our portfolio of services and increase our reach and relevance to the cloud-enabled enterprise."

Business Highlights

  Equinix continues to invest and expand the reach of its global platform with $1.1 billion in capital expenditures in 2016 and 19 announced expansion projects currently underway. Today Equinix announced new expansions in Amsterdam, Chicago, Dubai, Rio de Janeiro and Toronto totaling more than $175 million of capital expenditures.  The global reach of Equinix continues to attract companies seeking to locate their infrastructure closer to the digital edge, and in Q4 2016, customer deployments across multiple regions of Platform Equinix (Americas, EMEA or Asia-Pacific) represented 70% of total recurring revenue.
  Equinix achieved record bookings from enterprise customers in Q4 2016, as businesses re-architect their infrastructure to directly and securely interconnect their people, locations, clouds and data.
    Wins/expansions included Philips, a global 400 manufacturer connecting to AWS, Microsoft Azure and IBM SoftLayer in multiple locations, and Walmart, which is further investing in e-commerce by optimizing its network topology connecting to Microsoft Azure via Equinix Cloud Exchange.
    Equinix has now penetrated more than one-third of the Fortune 500, and a quarter of the Forbes Global 2000 companies.
  Equinix continues to deliver growth in the cloud and IT services vertical led by the EMEA region. Major Infrastructure-as-a-Service players, such as AWS, Microsoft Azure, IBM SoftLayer, Google Cloud Platform and Oracle on average have a presence across 15 markets with Equinix, and they continue to grow.  Software-as-a-Service providers are joining the Equinix Cloud Exchange to provide the performance and security benefits of private interconnection to their customers, with Salesforce.com, SAP and ServiceNow deploying across multiple markets in 2017.
  Interconnection revenue in Q4 2016 grew 21% year over year on an organic and constant currency basis, as companies continue to adopt an Interconnection Oriented Architecture™ (IOA™) that leverages Equinix's global platform and ecosystems.  With the Telecity acquisition, Equinix now provides more than 230,000 cross-connects between the company's more than 8,500 customers.
  Equinix further strengthened the reach of its global platform with the announcement of a $3.6 billion definitive agreement to purchase 29 data centers from Verizon across 15 metro areas in North and South America.  The deal, which includes the addition of strategic facilities and customers and is expected to close in mid-2017, will increase capacity in key markets; expand our presence to three new markets - Bogotá, Culpeper and Houston; enhance Equinix's interconnection density; and accelerate relationships in the government and energy sectors. Upon closing of this transaction, the global reach of Platform Equinix will span 179 data centers, 44 metros and 22 countries. With this acquisition, Equinix will have invested more than $17 billion in capital in building out the global footprint of Platform Equinix since the company was founded.

Business Outlook

For the first quarter of 2017, the Company expects revenues to range between $940 and $946 million, or a constant currency growth rate of 2% quarter over quarter. This guidance includes a negative foreign currency impact of $18 million when compared to the average FX rates in Q4 2016. Cash gross margins are expected to approximate 67-68%. Cash selling, general and administrative expenses are expected to range between $208 and $214 million. Adjusted EBITDA is expected to range between $421 and $427 million, which includes a $10 million negative foreign currency impact when compared to the average FX rates in Q4 2016, $14 million of integration costs from acquisitions and $18 million of seasonally adjusted costs. Capital expenditures are expected to range between $280 and $300 million, which includes approximately $30 million of recurring capital expenditures.

For the full year of 2017, total revenues are expected to be greater than $3,933 million, a normalized and constant currency growth rate of greater than 11% year over year. This guidance includes a negative foreign currency impact of $88 million when compared to prior Equinix guidance rates, and has been normalized for the Telecity January 15th close impact and other acquisition related activities. Total year cash gross margins are expected to approximate 67-68%. Cash selling, general and administrative expenses are expected to range between $805 and $825 million. Adjusted EBITDA is expected to be greater than $1,842 million, a normalized and constant currency growth rate of greater than 11% year over year. This guidance includes $37 million of negative foreign currency impact on adjusted EBITDA when compared to prior Equinix guidance rates and an expected $30 million in integration costs. AFFO is expected to be greater than $1,249 million. Capital expenditures are expected to range between $1,100 and $1,200 million, including approximately $160 - $165 million of recurring capital expenditures and $940 - $1,035 million of non-recurring capital expenditures.

The U.S. dollar exchange rates used for 2017 guidance, taking into consideration the impact of our foreign currency hedges, have been updated to $1.08 to the Euro, $1.40 to the Pound, S$1.45 to the U.S. dollar, ¥117.65 to the U.S. dollar and R$3.26 to the U.S. dollar. The 2017 global revenue breakdown by currency for the Euro, Pound, Singapore Dollar, Japanese Yen and Brazilian Real is 19%, 9%, 6%, 7% and 3%, respectively.

The adjusted EBITDA guidance is based on the revenue guidance less our expectations of cash cost of revenues and cash operating expenses. The AFFO guidance is based on the adjusted EBITDA guidance less our expectations of net interest expense, an installation revenue adjustment, a straight-line rent expense adjustment, amortization of deferred financing costs, gains (losses) on debt extinguishment, an income tax expense adjustment, recurring capital expenditures and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

Q4 2016 Results Conference Call and Replay Information

Equinix will discuss its quarterly results for the period ended December 31, 2016, along with its future outlook, in its quarterly conference call on Wednesday, February 15, 2017, at 5:30 p.m. ET (2:30 p.m. PT). A simultaneous live webcast of the call will be available on Equinix's Investor Relations website at www.equinix.com/investors. To hear the conference call live, please dial 1-210-234-8004 (domestic and international) and reference the passcode EQIX.

A replay of the call will be available one hour after the call, through Tuesday, May 16, 2017, by dialing 1-402-220-6419 and referencing the passcode 2017. In addition, the webcast will be available at www.equinix.com/investors. No password is required for the webcast.

Investor Presentation and Supplemental Financial Information

Equinix has made available on its website a presentation designed to accompany the discussion of Equinix's results and future outlook, along with certain supplemental financial information and other data. Interested parties may access this information through Equinix's Investor Relations website at www.equinix.com/investors.

Additional Resources

  Q4 2016 financial earnings press release (PDF)
  Q4 2016 financial tables (PDF)

About Equinix

Equinix, Inc. (Nasdaq: EQIX) connects the world's leading businesses to their customers, employees and partners inside the most interconnected data centers. In 41 markets across five continents, Equinix is where companies come together to realize new opportunities and accelerate their business, IT and cloud strategies.

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures to evaluate its operations.

Equinix presents adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA represents income or loss from operations plus depreciation, amortization, accretion, stock-based compensation expense, restructuring charges, impairment charges, acquisition costs and gains on asset sales.

In presenting non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow and adjusted free cash flow, Equinix excludes certain items that it believes are not good indicators of Equinix's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges, impairment charges, acquisition costs and gains on asset sales. Equinix excludes these items in order for its lenders, investors and the industry analysts who review and report on Equinix to better evaluate Equinix's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of an IBX center, and do not reflect its current or future cash spending levels to support its business. Its IBX centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of an IBX center do not recur with respect to such data center, although Equinix may incur initial construction costs in future periods with respect to additional IBX centers, and future capital expenditures remain minor relative to the initial investment. This is a trend it expects to continue. In addition, depreciation is also based on the estimated useful lives of the IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix also excludes amortization expense related to acquired intangible assets. Amortization expense is significantly affected by the timing and magnitude of acquisitions and these charges may vary in amount from period to period. We exclude amortization expense to facilitate a more meaningful evaluation of our current operating performance and comparisons to our prior periods. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix also believes are not meaningful in evaluating Equinix's current operations. Equinix excludes stock-based compensation expense, as it can vary significantly from period to period based on share price, the timing, size and nature of equity awards. As such, Equinix and many investors and analysts, exclude this stock-based compensation expense to compare its operating results with those of other companies. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to Equinix's decision to exit leases for excess space adjacent to several of its IBX centers, which it did not intend to build out, or its decision to reverse such restructuring charges. Equinix also excludes impairment charges related to certain long-lived assets. The impairment charges are related to expense recognized whenever events or changes in circumstances indicate that the carrying amount of long-lived assets are not recoverable. Equinix also excludes gains on asset sales as it represents profit that is not meaningful in evaluating the current or future operating performance. Finally, Equinix excludes acquisition costs from its non-GAAP financial measures to allow more comparable comparisons of the financial results to the historical operations. The acquisition costs relate to costs Equinix incurs in connection with business combinations. Such charges generally are not relevant to assessing the long-term performance of Equinix. In addition, the frequency and amount of such charges vary significantly based on the size and timing of the acquisitions. Management believes items such as restructuring charges, impairment charges, acquisition costs and gains on asset sales are non-core transactions; however, these types of costs may occur in future periods.

Equinix also presents funds from operations ("FFO") and adjusted funds from operations ("AFFO"), which are non-GAAP financial measures commonly used in the REIT industry. FFO is calculated in accordance with the definition established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO represents net income (loss), excluding gains (losses) from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items. AFFO represents FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, acquisition costs, an installation revenue adjustment, a straight-line rent expense adjustment, amortization of deferred financing costs, gains (losses) on debt extinguishment, an income tax expense adjustment, recurring capital expenditures, net income (loss) from discontinued operations, net of tax and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items. Equinix excludes depreciation expense, amortization expense, accretion, stock-based compensation, restructuring charges, impairment charges and acquisition costs for the same reasons that they are excluded from the other non-GAAP financial measures mentioned above.

Equinix includes an adjustment for revenue from installation fees, since installation fees are deferred and recognized ratably over the expected life of the installation, although the fees are generally paid in a lump sum upon installation. Equinix includes an adjustment for straight-line rent expense on its operating leases, since the total minimum lease payments are recognized ratably over the lease term, although the lease payments generally increase over the lease term. The adjustments for both installation revenue and straight-line rent expense are intended to isolate the cash activity included within the straight-lined or amortized results in the consolidated statement of operations. Equinix excludes the amortization of deferred financing costs as these expenses relate to the initial costs incurred in connection with its debt financings that have no current or future cash obligations. Equinix excludes gains (losses) on debt extinguishment since it represents a cost that is not a good indicator of Equinix's current or future operating performance. Equinix includes an income tax expense adjustment, which represents the non-cash tax impact due to changes in valuation allowances and uncertain tax positions that do not relate to the current period's operations. Equinix excludes recurring capital expenditures, which represent expenditures to extend the useful life of its IBX centers or other assets that are required to support current revenues. Equinix also excludes net income (loss) from discontinued operations, net of tax, which represents results that are not a good indicator of our current or future operating performance.

Equinix presents constant currency results of operations, which is a non-GAAP financial measure and is not meant to be considered in isolation or as an alternative to GAAP results of operations. However, Equinix has presented this non-GAAP financial measure to provide investors with an additional tool to evaluate its operating results without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Equinix's business performance. To present this information, Equinix's current and comparative prior period revenues and certain operating expenses from entities with functional currencies other than the U.S. dollar are converted into U.S. dollars at a consistent exchange rate for purposes of each result being compared.

Non-GAAP financial measures are not a substitute for financial information prepared in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation, but should be considered together with the most directly comparable GAAP financial measures and the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financials measures. Equinix presents such non-GAAP financial measures to provide investors with an additional tool to evaluate its operating results in a manner that focuses on what management believes to be its core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should, therefore, exercise caution when comparing non-GAAP financial measures used by us to similarly titled non-GAAP financial measures of other companies. Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenue from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc. International Business Exchange is a trademark of Equinix, Inc.

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015

Recurring revenues	$ 892,442	$ 877,006	$ 686,072	$ 3,417,374	$ 2,569,141
Non-recurring revenues	50,205	47,670	44,390	194,615	156,726
Revenues	942,647	924,676	730,462	3,611,989	2,725,867

Cost of revenues	465,921	470,302	351,968	1,820,870	1,291,506
Gross profit	476,726	454,374	378,494	1,791,119	1,434,361

Operating expenses:
Sales and marketing	113,384	110,936	88,439	438,742	332,012
General and administrative	178,956	181,239	136,829	694,561	493,284
Impairment charges	-	7,698	-	7,698	-
Acquisition costs	(440)	12,505	17,349	64,195	41,723
(Gain) loss on asset sales	371	(27,945)	-	(32,816)	-
Total operating expenses	292,271	284,433	242,617	1,172,380	867,019

Income from continuing operations	184,455	169,941	135,877	618,739	567,342

Interest and other income (expense):
Interest income	948	762	1,206	3,476	3,581
Interest expense	(98,761)	(92,200)	(79,499)	(392,156)	(299,055)
Other income (expense)	(1,707)	2,938	(48,617)	(57,924)	(60,581)
Loss on debt extinguishment	(1,777)	(9,894)	(289)	(12,276)	(289)
Total interest and other, net	(101,297)	(98,394)	(127,199)	(458,880)	(356,344)

Income from continuing operations before income taxes	83,158	71,547	8,678	159,859	210,998

Income tax benefit (expense)	(19,494)	(22,778)	2,053	(45,451)	(23,224)

Net income from continuing operations	63,664	48,769	10,731	114,408	187,774

Net income (loss) from discontinued operations, net of tax	(1,914)	2,681	-	12,392	-

Net income	$ 61,750	$ 51,450	$ 10,731	$ 126,800	$ 187,774

Net income per share:

Basic net income per share from continuing operations	$ 0.89	$ 0.69	$ 0.18	$ 1.63	$ 3.25
Basic net income (loss) per share from discontinued operations	(0.03)	0.04	-	0.18	-
Basic net income per share	$ 0.86	$ 0.73	$ 0.18	$ 1.81	$ 3.25

Diluted net income per share from continuing operations	$ 0.88	$ 0.68	$ 0.18	$ 1.62	$ 3.21
Diluted net income (loss) per share from discontinued operations	(0.02)	0.04	-	0.17	-
Diluted net income per share	$ 0.86	$ 0.72	$ 0.18	$ 1.79	$ 3.21

Shares used in computing basic net income per share	71,389	71,190	60,393	70,117	57,790

Shares used in computing diluted net income per share	71,959	71,908	60,943	70,816	58,483

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015

Net income	$ 61,750	$ 51,450	$ 10,731	$ 126,800	$ 187,774

Other comprehensive loss, net of tax:
Foreign currency translation adjustment ("CTA") loss	(292,355)	(32,603)	(37,217)	(507,420)	(186,763)
Unrealized gain (loss) on available-for-sale securities	(133)	1,487	(139)	2,249	(40)
Unrealized gain (loss) on cash flow hedges	15,762	(4,153)	4,975	19,551	4,550
Net investment hedge CTA gain (loss)	41,342	(34,721)	10,447	45,505	4,484
Net actuarial gain on defined benefit plans	11	7	887	32	1,153
Other comprehensive loss, net of tax:	(235,373)	(69,983)	(21,047)	(440,083)	(176,616)

Comprehensive income (loss), net of tax	$ (173,623)	$ (18,533)	$ (10,316)	$ (313,283)	$ 11,158

EQUINIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

Assets	December 31,	December 31,
	2016	2015

Cash and cash equivalents	$ 748,476	$ 2,228,838
Short-term investments	3,409	12,875
Accounts receivable, net	396,245	291,964
Current portion of restricted cash	15,065	479,417
Other current assets	304,331	212,929
Assets held for sale	-	33,257
Total current assets	1,467,526	3,259,280
Long-term investments	10,042	4,584
Property, plant and equipment, net	7,199,210	5,606,436
Goodwill	2,986,064	1,063,200
Intangible assets, net	719,231	224,565
Other assets	226,298	198,630
Total assets	$ 12,608,371	$ 10,356,695

Liabilities and Stockholders' Equity

Accounts payable and accrued expenses	$ 581,739	$ 400,948
Accrued property, plant and equipment	144,842	103,107
Current portion of capital lease and other financing obligations	101,046	40,121
Current portion of mortgage and loans payable	67,928	770,236
Convertible debt	-	146,121
Other current liabilities	133,140	192,286
Liabilities held for sale	-	3,535
Total current liabilities	1,028,695	1,656,354
Capital lease and other financing obligations, less current portion	1,410,742	1,287,139
Mortgage and loans payable, less current portion	1,369,087	472,769
Senior notes	3,810,770	3,804,634
Other liabilities	623,248	390,413
Total liabilities	8,242,542	7,611,309

Common stock	72	62
Additional paid-in capital	7,413,519	4,838,444
Treasury stock	(147,559)	(7,373)
Accumulated dividends	(1,969,645)	(1,468,472)
Accumulated other comprehensive loss	(949,142)	(509,059)
Retained earnings (accumulated deficit)	18,584	(108,216)
Total stockholders' equity	4,365,829	2,745,386
Total liabilities and stockholders' equity	$ 12,608,371	$ 10,356,695

Ending headcount by geographic region is as follows:

Americas headcount	2,510	2,329
EMEA headcount	2,063	1,188
Asia-Pacific headcount	1,420	1,525
Total headcount	5,993	5,042

EQUINIX, INC.
SUMMARY OF DEBT PRINCIPAL OUTSTANDING
(in thousands)
(unaudited)

	December 31,	December 31,
	2016	2015

Capital lease and other financing obligations	$ 1,511,788	$ 1,327,260

Term loans, net of debt discount and debt issuance costs	993,572	454,503
Japanese Yen term loan, net of debt issuance costs	397,199	-
Brazil financings, net of debt issuance costs	-	26,668
Mortgage payable and other loans payable	46,244	436,212
Revolving credit facility borrowings	-	325,622
Plus: debt discount, debt issuance costs and premium, net	20,949	694
Total mortgage and loans payable principal	1,457,964	1,243,699

Senior notes, net of debt issuance costs	3,810,770	3,804,634
Plus: debt issuance costs	39,230	45,366
Total senior notes principal	3,850,000	3,850,000

Convertible debt, net of debt discount and debt issuance costs	-	146,121
Plus: debt discount and debt issuance costs	-	3,961
Total convertible debt principal	-	150,082

Total debt principal outstanding	$ 6,819,752	$ 6,571,041

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015

Cash flows from operating activities:
Net income	$ 61,750	$ 51,450	$ 10,731	$ 126,800	$ 187,774
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation, amortization and accretion	212,268	215,370	144,861	843,510	528,929
Stock-based compensation	39,837	42,346	33,868	155,567	132,443
Amortization of debt issuance costs and debt discounts	5,428	2,684	4,493	19,137	16,050
Loss on debt extinguishment	1,777	10,181	289	12,276	289
Impairment charges	-	7,698	-	7,698	-
(Gain) loss on asset sales	371	(27,945)	-	(32,816)	-
(Gain) loss on sale of discontinued operations	1,891	(4,242)	-	(2,351)	-
Other items	3,706	3,905	5,452	19,793	18,148
Changes in operating assets and liabilities:
Accounts receivable	(27,423)	(30,440)	(2,581)	(100,230)	(44,583)
Income taxes, net	27,999	24,776	(25,056)	29,020	(109,579)
Accounts payable and accrued expenses	73,091	(901)	33,906	61,565	109,125
Other assets and liabilities	(101,385)	39,290	29,155	(123,389)	56,197
Net cash provided by operating activities	299,310	334,172	235,118	1,016,580	894,793
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	779	(2,123)	(9,369)	10,839	514,108
Business acquisitions, net of cash acquired	621	(165,901)	(235,306)	(1,766,907)	(245,553)
Purchases of real estate	-	-	-	(28,118)	(38,282)
Purchases of other property, plant and equipment	(386,321)	(279,477)	(280,612)	(1,113,365)	(868,120)
Proceeds from asset sales	23,385	805,372	-	851,582	-
Other investing activities	9,078	(21,851)	(3,709)	453,814	(497,080)
Net cash provided by (used in) investing activities	(352,458)	336,020	(528,996)	(1,592,155)	(1,134,927)
Cash flows from financing activities:
Proceeds from employee equity awards	36	16,504	185	34,179	30,040
Payments of dividend distributions	(125,312)	(127,457)	(230,452)	(499,463)	(521,461)
Proceeds from public offering of common stock, net of issuance costs	-	-	829,496	-	829,496
Proceeds from loans payable	457,900	9,154	707,108	1,168,304	1,197,108
Proceeds from senior notes	-	-	1,100,000	-	1,100,000
Repayment of capital lease and other financing obligations	(13,522)	(55,528)	(8,450)	(114,385)	(28,663)
Repayments of mortgage and loans payable and convertible debt	(476,474)	(13,354)	(185,823)	(1,462,939)	(715,270)
Debt extinguishment costs	(1,199)	(10,181)	-	(11,380)	-
Debt issuance costs	370	(11,709)	(17,481)	(11,381)	(18,098)
Other financing activities	1,308	1,465	(1,633)	2,773	30
Net cash provided by (used in) financing activities	(156,893)	(191,106)	2,192,950	(894,292)	1,873,182
Effect of foreign currency exchange rates on cash and cash equivalents	(33,153)	4,313	(5,703)	(10,495)	(15,127)
Change in cash balances included in assets held for sale	3,755	21,356	-	-	-
Net increase (decrease) in cash and cash equivalents	(239,439)	504,755	1,893,369	(1,480,362)	1,617,921
Cash and cash equivalents at beginning of period	987,915	483,160	335,469	2,228,838	610,917
Cash and cash equivalents at end of period	$ 748,476	$ 987,915	$ 2,228,838	$ 748,476	$ 2,228,838

Supplemental cash flow information:
Cash paid (refunded) for taxes	$ 7,817	$ (73)	$ 29,165	$ 39,320	$ 132,302
Cash paid for interest	$ 78,553	$ 111,094	$ 73,044	$ 350,083	$ 237,410

Free cash flow (negative free cash flow) (1)	$ (53,927)	$ 672,315	$ (284,509)	$ (586,414)	$ (754,242)

Adjusted free cash flow (adjusted negative free cash flow) (2)	$ (53,240)	$ 839,681	$ (33,081)	$ 1,211,384	$ (385,543)

(1)

We define free cash flow as net cash provided by operating activities plus net cash provided by (used in) investing activities (excluding the net purchases, sales and maturities of investments) as presented below:

Net cash provided by operating activities as presented above	$ 299,310	$ 334,172	$ 235,118	$ 1,016,580	$ 894,793
Net cash provide by (used in) investing activities as presented above	(352,458)	336,020	(528,996)	(1,592,155)	(1,134,927)
Purchases, sales and maturities of investments, net	(779)	2,123	9,369	(10,839)	(514,108)
Free cash flow (negative free cash flow)	$ (53,927)	$ 672,315	$ (284,509)	$ (586,414)	$ (754,242)

(2)

We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases of real estate, acquisitions, any excess tax benefits from employee equity awards, cash paid for taxes associated with reclassifying our assets for tax purposes triggered by our conversion into a real estate investment trust ("REIT") and costs related to the REIT conversion, as presented below:

Free cash flow (as defined above)	$ (53,927)	$ 672,315	$ (284,509)	$ (586,414)	$ (754,242)
Less business acquisitions, net of cash	(621)	165,901	235,306	1,766,907	245,553
Less purchases of real estate	-	-	-	28,118	38,282
Less excess tax benefits from employee equity awards	1,308	1,465	(1,633)	2,773	30
Less cash paid for taxes resulting from the REIT conversion	-	-	17,306	-	82,452
Less costs related to the REIT conversion	-	-	449	-	2,382
Adjusted free cash flow	$ (53,240)	$ 839,681	$ (33,081)	$ 1,211,384	$ (385,543)

We categorize our cash paid for taxes into cash paid for taxes resulting from the REIT conversion (as defined above) and other cash taxes paid.

Cash paid for taxes resulting from the REIT conversion	$ -	$ -	$ 17,306	$ -	$ 82,452
Other cash taxes paid	7,817	(73)	11,859	39,320	49,850
Total cash paid for taxes	$ 7,817	$ (73)	$ 29,165	$ 39,320	$ 132,302

EQUINIX, INC.
NON-GAAP MEASURES AND OTHER SUPPLEMENTAL DATA
(in thousands)
(unaudited)

		Three Months Ended			Twelve Months Ended
		December 31,	September 30,	December 31,	December 31,	December 31,
		2016	2016	2015	2016	2015

Recurring revenues		$ 892,442	$ 877,006	$ 686,072	$ 3,417,374	$ 2,569,141
Non-recurring revenues		50,205	47,670	44,390	194,615	156,726
	Revenues (1)	942,647	924,676	730,462	3,611,989	2,725,867

Cash cost of revenues (2)		301,540	304,821	227,956	1,169,494	836,439
	Cash gross profit (3)	641,107	619,855	502,506	2,442,495	1,889,428

Cash operating expenses (4):
	Cash sales and marketing expenses (5)	85,196	79,515	72,069	322,474	269,270
	Cash general and administrative expenses (6)	119,420	120,298	97,292	462,547	348,531
	Total cash operating expenses (7)	204,616	199,813	169,361	785,021	617,801

Adjusted EBITDA (8)		$ 436,491	$ 420,042	$ 333,145	$ 1,657,474	$ 1,271,627

Cash gross margins (9)		68%	67%	69%	68%	69%

Adjusted EBITDA margins (10)		46%	45%	46%	46%	47%

Adjusted EBITDA flow-through rate (11)		92%	(1%)	27%	44%	56%

FFO (12)		$ 219,868	$ 187,831	$ 131,483	$ 725,089	$ 629,238

AFFO (13) (14)		$ 293,785	$ 284,179	$ 178,293	$ 1,078,339	$ 831,798

(1)	The geographic split of our revenues on a services basis is presented below:

	Americas Revenues:

	Colocation	$ 299,200	$ 294,046	$ 274,198	$ 1,161,665	$ 1,059,713
	Interconnection	100,459	94,865	84,796	374,655	321,198
	Managed infrastructure	14,385	14,649	10,927	53,404	48,042
	Other	943	902	817	3,360	3,131
	Recurring revenues	414,987	404,462	370,738	1,593,084	1,432,084
	Non-recurring revenues	21,555	20,680	23,751	86,465	80,451
	Revenues	436,542	425,142	394,489	1,679,549	1,512,535

	EMEA Revenues:

	Colocation	242,829	244,420	146,879	941,848	562,817
	Interconnection	22,280	21,464	16,775	85,869	58,490
	Managed infrastructure	17,243	16,359	7,619	67,553	25,196
	Other	2,919	3,947	862	11,382	5,275
	Recurring revenues	285,271	286,190	172,135	1,106,652	651,778
	Non-recurring revenues	16,353	15,060	10,519	64,687	47,029
	Revenues	301,624	301,250	182,654	1,171,339	698,807

	Asia-Pacific Revenues:

	Colocation	146,483	140,493	112,498	543,581	397,345
	Interconnection	23,159	21,172	18,979	82,521	62,061
	Managed infrastructure	22,362	24,138	9,447	89,335	23,598
	Other	180	551	2,275	2,201	2,275
	Recurring revenues	192,184	186,354	143,199	717,638	485,279
	Non-recurring revenues	12,297	11,930	10,120	43,463	29,246
	Revenues	204,481	198,284	153,319	761,101	514,525

	Worldwide Revenues:

	Colocation	688,512	678,959	533,575	2,647,094	2,019,875
	Interconnection	145,898	137,501	120,550	543,045	441,749
	Managed infrastructure	53,990	55,146	27,993	210,292	96,836
	Other	4,042	5,400	3,954	16,943	10,681
	Recurring revenues	892,442	877,006	686,072	3,417,374	2,569,141
	Non-recurring revenues	50,205	47,670	44,390	194,615	156,726
	Revenues	$ 942,647	$ 924,676	$ 730,462	$ 3,611,989	$ 2,725,867

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$ 465,921	$ 470,302	$ 351,968	$ 1,820,870	$ 1,291,506
	Depreciation, amortization and accretion expense	(161,049)	(162,165)	(121,505)	(638,290)	(445,189)
	Stock-based compensation expense	(3,332)	(3,316)	(2,507)	(13,086)	(9,878)
	Cash cost of revenues	$ 301,540	$ 304,821	$ 227,956	$ 1,169,494	$ 836,439

	The geographic split of our cash cost of revenues is presented below:

	Americas cash cost of revenues	$ 115,838	$ 114,934	$ 107,640	$ 449,088	$ 410,915
	EMEA cash cost of revenues	113,796	116,587	64,089	446,842	249,457
	Asia-Pacific cash cost of revenues	71,906	73,300	56,227	273,564	176,067
	Cash cost of revenues	$ 301,540	$ 304,821	$ 227,956	$ 1,169,494	$ 836,439

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expenses as operating expenses less depreciation, amortization, stock-based compensation and acquisition costs.  We also refer to cash operating expenses as cash selling, marketing, general and administrative expenses or "cash SG&A".

(5)	We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expenses	$ 113,384	$ 110,936	$ 88,439	$ 438,742	$ 332,012
	Depreciation and amortization expense	(17,345)	(19,719)	(7,329)	(73,238)	(25,895)
	Stock-based compensation expense	(10,843)	(11,702)	(9,041)	(43,030)	(36,847)
	Cash sales and marketing expenses	$ 85,196	$ 79,515	$ 72,069	$ 322,474	$ 269,270

(6)	We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expenses	$ 178,956	$ 181,239	$ 136,829	$ 694,561	$ 493,284
	Depreciation and amortization expense	(33,874)	(33,486)	(16,027)	(131,982)	(57,845)
	Stock-based compensation expense	(25,662)	(27,455)	(23,510)	(100,032)	(86,908)
	Cash general and administrative expenses	$ 119,420	$ 120,298	$ 97,292	$ 462,547	$ 348,531

(7)	Our cash operating expenses, or cash SG&A, as defined above, is presented below:

	Cash sales and marketing expenses	$ 85,196	$ 79,515	$ 72,069	$ 322,474	$ 269,270
	Cash general and administrative expenses	119,420	120,298	97,292	462,547	348,531
	Cash SG&A	$ 204,616	$ 199,813	$ 169,361	$ 785,021	$ 617,801

	The geographic split of our cash operating expenses, or cash SG&A, is presented below:

	Americas cash SG&A	$ 115,012	$ 108,077	$ 106,035	$ 443,150	$ 403,016
	EMEA cash SG&A	59,977	63,195	36,971	230,234	130,789
	Asia-Pacific cash SG&A	29,627	28,541	26,355	111,637	83,996
	Cash SG&A	$ 204,616	$ 199,813	$ 169,361	$ 785,021	$ 617,801

(8)

We define adjusted EBITDA as income from continuing operations excluding depreciation, amortization, accretion, stock-based compensation expense, impairment charges, acquisition costs and gains on asset sales as presented below:

	Income from continuing operations	$ 184,455	$ 169,941	$ 135,877	$ 618,739	$ 567,342
	Depreciation, amortization and accretion expense	212,268	215,370	144,861	843,510	528,929
	Stock-based compensation expense	39,837	42,473	35,058	156,148	133,633
	Impairment charges	-	7,698	-	7,698	-
	Acquisition costs	(440)	12,505	17,349	64,195	41,723
	(Gain) loss on asset sales	371	(27,945)	-	(32,816)	-
	Adjusted EBITDA	$ 436,491	$ 420,042	$ 333,145	$ 1,657,474	$ 1,271,627

	The geographic split of our adjusted EBITDA is presented below:

	Americas income from continuing operations	$ 87,537	$ 89,004	$ 83,425	$ 352,180	$ 324,458
	Americas depreciation, amortization and accretion expense	83,305	82,204	73,023	321,103	278,644
	Americas stock-based compensation expense	28,312	29,309	25,576	109,740	100,760
	Americas acquisition costs	6,538	1,614	(1,210)	9,530	(5,258)
	Americas gain on asset sales	-	-	-	(5,242)	-
	Americas adjusted EBITDA	205,692	202,131	180,814	787,311	698,604

	EMEA income from continuing operations	51,347	51,829	34,011	124,853	145,527
	EMEA depreciation, amortization and accretion expense	76,598	78,555	30,434	314,570	118,008
	EMEA stock-based compensation expense	6,884	8,138	4,348	28,317	16,690
	EMEA acquisition costs	(6,978)	10,891	12,801	54,468	38,336
	EMEA gain on asset sales	-	(27,945)	-	(27,945)	-
	EMEA adjusted EBITDA	127,851	121,468	81,594	494,263	318,561

	Asia-Pacific income from continuing operations	45,571	29,108	18,441	141,706	97,357
	Asia-Pacific depreciation, amortization and accretion expense	52,365	54,611	41,404	207,837	132,277
	Asia-Pacific stock-based compensation expense	4,641	5,026	5,134	18,091	16,183
	Asia-Pacific impairment charges	-	7,698	-	7,698	-
	Asia-Pacific acquisition costs	-	-	5,758	197	8,645
	Asia-Pacific loss on asset sales	371	-	-	371	-
	Asia-Pacific adjusted EBITDA	102,948	96,443	70,737	375,900	254,462

	Adjusted EBITDA	$ 436,491	$ 420,042	$ 333,145	$ 1,657,474	$ 1,271,627

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	Americas cash gross margins	73%	73%	73%	73%	73%

	EMEA cash gross margins	62%	61%	65%	62%	64%

	Asia-Pacific cash gross margins	65%	63%	63%	64%	66%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	Americas adjusted EBITDA margins	47%	48%	46%	47%	46%

	EMEA adjusted EBITDA margins	42%	40%	45%	42%	46%

	Asia-Pacific adjusted EBITDA margins	50%	49%	46%	49%	49%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$ 436,491	$ 420,042	$ 333,145	$ 1,657,474	$ 1,271,627
	Less adjusted EBITDA - prior period	(420,042)	(420,291)	(321,472)	(1,271,627)	(1,113,891)
	Adjusted EBITDA growth	$ 16,449	$ (249)	$ 11,673	$ 385,847	$ 157,736

	Revenues - current period	$ 942,647	$ 924,676	$ 730,462	$ 3,611,989	$ 2,725,867
	Less revenues - prior period	(924,676)	(900,510)	(686,649)	(2,725,867)	(2,443,776)
	Revenue growth	$ 17,971	$ 24,166	$ 43,813	$ 886,122	$ 282,091

	Adjusted EBITDA flow-through rate	92%	(1%)	27%	44%	56%

(12)

FFO is defined as net income (loss), excluding gains (losses) from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

	Net income	$ 61,750	$ 51,450	$ 10,731	$ 126,800	$ 187,774
	Adjustments:
	Real estate depreciation and amortization	157,054	159,788	120,144	626,564	439,969
	(Gain) loss on disposition of real estate property	1,036	(23,436)	579	(28,388)	1,382
	Adjustments for FFO from unconsolidated joint ventures	28	29	29	113	113
	FFO	$ 219,868	$ 187,831	$ 131,483	$ 725,089	$ 629,238

(13)

AFFO is defined as FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, acquisition costs, an installation revenue adjustment, a straight-line rent expense adjustment, amortization of deferred financing costs, gains (losses) on debt extinguishment, an income tax expense adjustment, net income from discontinued operations, net of tax, recurring capital expenditures and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items.

	FFO	$ 219,868	$ 187,831	$ 131,483	$ 725,089	$ 629,238
	Adjustments:
	Installation revenue adjustment	4,788	4,612	5,843	20,161	35,498
	Straight-line rent expense adjustment	1,986	2,686	1,462	7,700	7,931
	Amortization of deferred financing costs	5,258	2,687	4,495	18,696	16,135
	Stock-based compensation expense	39,837	42,474	35,058	156,149	133,633
	Non-real estate depreciation expense	23,265	22,108	15,921	87,781	58,165
	Amortization expense	29,478	32,929	8,100	122,862	27,446
	Accretion expense	2,471	545	696	6,303	3,349
	Recurring capital expenditures	(36,476)	(41,600)	(44,668)	(141,819)	(120,281)
	Loss on debt extinguishment	1,777	9,894	289	12,276	289
	Acquisition costs	(440)	12,505	17,349	64,195	41,723
	Impairment charges	-	7,698	-	7,698	-
	Income tax expense adjustment	68	2,501	2,279	3,680	(1,270)
	Net (income) loss from discontinued operations, net of tax	1,914	(2,681)	-	(12,392)	-
	Adjustments for AFFO from unconsolidated joint ventures	(9)	(10)	(14)	(40)	(58)
	AFFO	$ 293,785	$ 284,179	$ 178,293	$ 1,078,339	$ 831,798

(14)	Following is how we reconcile from adjusted EBITDA to AFFO:

	Adjusted EBITDA	$ 436,491	$ 420,042	$ 333,145	$ 1,657,474	$ 1,271,627
	Adjustments:
	Interest expense, net of interest income	(97,813)	(91,437)	(78,293)	(388,679)	(295,474)
	Amortization of deferred financing costs	5,258	2,687	4,495	18,696	16,135
	Income tax benefit (expense)	(19,494)	(22,778)	2,053	(45,451)	(23,224)
	Income tax expense adjustment	68	2,501	2,279	3,680	(1,270)
	Straight-line rent expense adjustment	1,986	2,686	1,462	7,700	7,931
	Installation revenue adjustment	4,788	4,612	5,843	20,161	35,498
	Recurring capital expenditures	(36,476)	(41,600)	(44,668)	(141,819)	(120,281)
	Other income (expense)	(1,707)	2,938	(48,617)	(57,924)	(60,581)
	(Gain) loss on disposition of depreciable real estate property	1,036	(23,436)	579	(28,388)	1,382
	Adjustments for unconsolidated JVs' and non-controlling interests	19	19	15	73	55
	Adjustment for gain (loss) on sale of asset	(371)	27,945	-	32,816	-
	AFFO	$ 293,785	$ 284,179	$ 178,293	$ 1,078,339	$ 831,798

CONTACT: Investor Relations, Katrina Rymill, Equinix, Inc., (650) 598-6583, krymill@equinix.com; or Paul Thomas, Equinix, Inc., (650) 598-6442, pthomas@equinix.com; or Media, Michelle Lindeman, Equinix, Inc., (650) 598-6361, mlindeman@equinix.com